Exhibit 99.1

News Release

Ashland reaffirms business outlook and provides fiscal 2019 financial outlook reflecting the pending divestiture of the Composites business and the butanediol manufacturing facility in Marl, Germany
●	Expect divestiture net proceeds of approximately $1 billion to be used for debt reduction post-transaction closing
●	Transaction expected to close prior to the end of the June 2019 quarter

COVINGTON, KENTUCKY, December 27, 2018 – Ashland Global Holdings Inc. (NYSE: ASH), a premier global specialty chemicals company serving customers in a wide range of consumer and industrial markets, today reaffirmed its business outlook and provided its fiscal 2019 financial outlook reflecting the pending divestiture of the Composites business and the BDO manufacturing facility in Marl, Germany, to INEOS Enterprises in a transaction valued at approximately $1.1 billion.

Ashland reaffirms the business outlook for each operating segment as provided as part of the fourth quarter fiscal 2018 earnings release.

The updated financial outlook solely reflects the adoption of discontinued operations accounting for the Composites business and the BDO manufacturing facility in Marl, Germany due to the pending divestiture and associated debt reduction from net proceeds of the transaction. The reduction to the adjusted diluted earnings per share (adjusted EPS) outlook is due to the elimination of the full-year adjusted EBITDA of Composites and the Marl BDO facility, partially offset by a portion of interest expense savings from the associated debt repayment and the elimination of the associated stranded costs throughout fiscal 2019.

Note, due to the expected timing of the divestiture closing, the full benefit of restructuring activities and interest expense savings from planned debt reduction will be realized during fiscal year 2020. The restructuring program remains on track. As previously communicated, the elimination of all stranded costs – the magnitude and timing of which are unchanged - is expected to occur by the end of calendar year 2019.

Although Ashland provides forward-looking guidance for adjusted EBITDA, free cash flow and adjusted diluted earnings per share, Ashland is not reaffirming or providing forward-looking guidance for U.S. GAAP-reported financial measures or a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP measure. Such reconciliations have not been included because Ashland is unable, without unreasonable efforts, to estimate and quantify the most directly comparable U.S. GAAP components, largely because predicting future operating results is subject to many factors not in Ashland’s control and not readily predictable and that are not part of Ashland’s routine operating activities, including various domestic and international economic, political, legislative, regulatory and legal factors.

The company issued its financial outlook for fiscal 2019 as summarized in the table below.

Continuing Operations
	Prior FY2019 Outlook	December 2018 Update	Comments
Adjusted EBITDA
-Specialty Ingredients	$610 - $635 million	No change	• No change to business outlook
-Composites	$95 - $105 million	$0 million	• No change to business outlook • All earnings accounted for as discontinued operations
-Intermediates & Solvents	$55 - $65 million	$20 - $30 million	• No change to business outlook • Marl BDO facility earnings accounted for as discontinued operations • Update reflects ongoing merchant sales from the Lima BDO facility
-Unallocated and other	($40 - $50 million)	($50 - $60 million)
•  Increase relates to reallocation of full-year stranded costs mostly offset by on-target cost reduction activities
•  All stranded costs are expected to be fully eliminated by end of calendar year 2019

Key Operating Metrics
-Adjusted diluted earnings per share (EPS)	$4.20 - $4.40	$3.10 - $3.40
•  No change to business outlook
•  Reflects discontinued operations accounting and planned debt reduction following close of transaction
•  Outlook reflects a transaction closing date at the end of the June 2019 quarter
•  Full benefit of restructuring activities and interest expense savings to be realized during fiscal 2020

-Free cash flow	~$230 million*	~$175 million*
•  No change to business outlook
•  Reflects discontinued operations accounting and planned debt reduction following close of transaction
•  Full benefit of restructuring activities and interest expense savings to be realized during fiscal 2020

Corporate Items
-Depreciation & amortization	~$285 million	~$260 million	• Eliminates full-year depreciation and amortization of Composites and Marl BDO facility
-Interest expense	$115 - $125 million	$85 - $95 million
•  Reflects debt reduction at end of the June 2019 quarter
•  Discontinued operations accounting requirement to move required debt paydown(approximately half of net proceeds) from continuing operations results from all periods
•  Full benefit of interest expense savings to be realized during fiscal 2020

-Effective tax rate	15 - 17%	10 - 12%	• Reflects continuing operations effective tax rate
-Capital expenditures	~$200 million	~$160 million	• Eliminates full-year capital expenditures of Composites and Marl BDO facility
-Diluted share count	~64 million	No change
-Q1 FY2019 adjusted EPS	$0.55 - $0.65	$0.05 - $0.15
•  No change to business outlook
•  Reflects discontinued operations accounting and planned debt reduction following close of transaction
•  Benefit from restructuring activities will increase during each quarter of the fiscal year as expected
•  Interest expense savings will largely be realized post-transaction closing
•  Full benefit of restructuring activities and interest expense savings to be realized during fiscal 2020

* Includes estimated $40 million in restructuring payments as previously communicated.

Use of Non-GAAP Measures
Ashland believes that by removing the impact of depreciation and amortization and excluding certain non-cash charges, amounts spent on interest and taxes and certain other charges that are highly variable from year to year, EBITDA and Adjusted EBITDA provide Ashland’s investors with performance measures that reflect the impact to operations from trends in changes in sales, margin and operating expenses, providing a perspective not immediately apparent from net income and operating income. The adjustments Ashland makes to derive the non-GAAP measures of EBITDA and Adjusted EBITDA exclude items which may cause short-term fluctuations in net income and operating income and which Ashland does not consider to be the fundamental attributes or primary drivers of its business. EBITDA and Adjusted EBITDA provide disclosure on the same basis as that used by Ashland’s management to evaluate financial performance on a consolidated and reportable segment basis and provide consistency in our financial reporting, facilitate internal and external comparisons of Ashland’s historical operating performance and its business units and provide continuity to investors for comparability purposes.

Key items are defined as financial effects from significant transactions that, either by their nature or amount, have caused short-term fluctuations in net income and/or operating income which Ashland does not consider to most accurately reflect Ashland’s underlying business performance and trends.  Further, Ashland believes that providing supplemental information that excludes the financial effects of these items in the financial results will enhance the investor’s ability to compare financial performance between reporting periods.

Tax-specific key items are defined as financial transactions, tax law changes or other matters that fall within the definition of key items as described above.  These items relate solely to tax matters and would only be recorded within the income tax caption of the Statement of Consolidated Income.  As with all key items, due to their nature, Ashland does not consider the financial effects of these tax-specific key items on net income to be the most accurate reflection of Ashland’s underlying business performance and trends.

The free cash flow metric enables Ashland to provide a better indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Unlike cash flow provided by operating activities, free cash flow includes the impact of capital expenditures from continuing operations, providing a more complete picture of cash generation. Free cash flow has certain limitations, including that it does not reflect adjustment for certain non-discretionary cash flows such as mandatory debt repayments. The amount of mandatory versus discretionary expenditures can vary significantly between periods.

Adjusted diluted earnings per share is a performance measure used by Ashland and is defined by Ashland as earnings (loss) from continuing operations, adjusted for identified key items and divided by the number of outstanding diluted shares of common stock.  Ashland believes this measure provides investors additional insights into operational performance by providing the diluted earnings per share metric that excludes the effect of the identified key items and tax specific key items.

About Ashland
Ashland Global Holdings Inc. (NYSE: ASH) is a premier global specialty chemicals company serving customers in a wide range of consumer and industrial markets, including adhesives, architectural coatings, automotive, construction, energy, food and beverage, nutraceuticals, personal care and pharmaceutical. At Ashland, we are approximately 6,000 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – who thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com to learn more.

C-ASH

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, as well as the economy and other future events or circumstances. These statements include, but may not be limited to, the updated financial outlook for fiscal 2019 as summarized in the table above. Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the program to eliminate certain existing corporate and Specialty Ingredients expenses (including the possibility that such cost eliminations may not occur or may take longer to implement than anticipated), the divestiture of its Composites segment and the Marl BDO facility, and related Intermediates & Solvents (I&S) products (including, in each case, the possibility that the transaction may not be completed or if the transaction is completed, Ashland may not realize the anticipated benefits from the transaction), the impact of acquisitions and/or divestitures Ashland has made or may make, including the acquisition of Pharmachem (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); Ashland’s ability to generate sufficient cash to finance its stock repurchase plans; and severe weather, natural disasters, cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters). Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise.

IMPORTANT INFORMATION
On December 13, 2018, Ashland filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement on Schedule 14A (the “proxy statement”), containing a form of blue proxy card, in connection with its 2019 Annual Meeting, which is available free of charge at the SEC’s website at www.sec.gov and Ashland’s website at http://investor.ashland.com. Ashland plans to file with the SEC and mail to its stockholders a definitive proxy statement in connection with its 2019 Annual Meeting. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS, INCLUDING ASHLAND’S PROXY STATEMENT AND ANY AMENDMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, FILED WITH OR FURNISHED TO THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT ASHLAND.

CERTAIN INFORMATION REGARDING PARTICIPANTS
Ashland, its directors and certain of its officers, including William A. Wulfsohn, Brendan Cummins, William G. Dempsey, Jay V. Ihlenfeld, Susan L. Main, Jerome A. Peribere, Barry W. Perry, Mark C. Rohr, Janice J. Teal, Michael J. Ward, Kathleen Wilson-Thompson, J. Kevin Willis, Peter J. Ganz and Seth A. Mrozek, will be participants in the solicitation of proxies from stockholders in respect of the 2019 Annual Meeting of Stockholders. Information regarding the ownership of the Company’s directors and executive officers in the company by security holdings or otherwise is included in Ashland’s preliminary proxy statement for the 2019 Annual Meeting of Stockholders, which was filed with the SEC on December 13, 2018, and its definitive proxy statement for the 2019 Annual Meeting of Stockholders when it is filed by Ashland with the SEC.  To the extent holdings of Ashland securities have changed since the amounts printed in the preliminary proxy statement for the 2019 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Stockholders may obtain free copies of the preliminary proxy statement, the definitive proxy statement, when available, and other relevant documents that Ashland files with the SEC on Ashland’s website at http://investor.ashland.com or from the SEC’s website at www.sec.gov.

™ Trademark, Ashland or its subsidiaries, registered in various countries.

FOR FURTHER INFORMATION:

Investor Relations:	Media Relations:
Seth A. Mrozek	Joy Brock
+1 (859) 815-3527	+1 (859) 815-3793
samrozek@ashland.com	jlbrock@ashland.com